Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE
06-19

Contacts:	James Haddox, CFO	Frank Poirot
	Reba Reid	Northeast Utilities
	Quanta Services, Inc.	(860) 665-3409
	713-629-7600	poirofj@nu.com
Quanta Services Secures Contract with Northeast Utilities
Quanta to Support Expansion of Connecticut Transmission Infrastructure
HOUSTON – Nov. 2, 2006 – Quanta Services, Inc. (NYSE: PWR) today announced that it has secured a contract with Northeast Utilities (NU) for transmission infrastructure services spanning some 45 miles in Connecticut. The contract is part of the Middletown-to-Norwalk project and encompasses two project segments that extend the state’s overhead transmission system in southwest Connecticut. Burns and McDonnell will serve as program manager for this project and was involved in reaching this agreement.
Upon completion, this new transmission line will help improve reliability of the region’s power supply and provide benefits to customers in the state of Connecticut and those in New England.
The two project segments awarded to Quanta include the addition of new 345-kilovolt (kV) overhead circuits to existing rights of way and rebuilding various 115-kilovolt (kV) overhead circuits on new structures. The work will take place between the towns of Middletown and Milford, Conn., and will be performed primarily by PAR Electrical Contractors, a wholly owned subsidiary of Quanta Services.
“This is the largest electric utility transmission contract in the history of our company and signifies the increased focus on upgrading the New England region transmission grid,” said John R. Colson, chairman and chief executive officer of Quanta Services. “Our market leadership position, all-encompassing capabilities and proprietary services differentiate Quanta and enable us to partner with our customers to get the job done.”
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Quanta will work closely with Kansas City-based Burns & McDonnell. Serving as the program manager for the project, Burns & McDonnell will oversee construction and is also engineering the project, leading the procurement effort, managing safety and handling community relations.
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Northeast Utilities (NYSE: NU), a Fortune 500 energy company based in Connecticut, operates New England’s largest energy delivery system. NU is committed to safety, reliability, environmental leadership and stewardship, and expanding energy options for its more than 2 million electricity and natural gas customers. For more information on Northeast Utilities, visit www.nu.com.
Quanta Services, Inc. is a leading provider of specialized contracting services, delivering end-to-end network solutions for electric power, gas, telecommunications and cable television industries. The company’s comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide.
Founded in 1898, Burns & McDonnell is a full-service engineering, construction, environmental and consulting solutions firm. The firm serves clients on a wide variety of transmission, distribution, substation and communications related projects.
This press release contains various forward-looking statements, including management’s expectations of project scope and results, that are based on management’s belief as well as assumptions made by and information currently available to management. Although management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions including, among others, successful performance and completion of the Northeast Utilities contract, future growth in the electric utility industry, the inability of customers to pay for services, cancellation provisions within contracts, and other risks detailed in Quanta’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, Quanta’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006, and any other reports of the Company filed with the Securities and Exchange Commission. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. For a discussion of these risks, investors are urged to refer to the Company’s reports filed with the Securities and Exchange Commission.